Brookdale Concludes Strategic Review and Announces Leadership Changes

Nashville, Tenn. February 22, 2018 - Brookdale Senior Living Inc. (NYSE: BKD) ("Brookdale" or the "Company") today announced that its Board of Directors has:

•	Formally concluded the strategic review process;

•	Appointed Chief Financial Officer Lucinda M. Baier as President and Chief Executive Officer and as a Director to succeed T. Andrew Smith; and

•	Elected Lee S. Wielansky as Non-Executive Chairman to succeed Executive Chairman Daniel A. Decker, who has chosen to retire from the Board now that the strategic review process has been concluded.

Strategic Review Conclusion
In February 2017, the Company first announced that it was exploring strategic alternatives. During the course of the review, the Board and management team, assisted by legal and financial advisors, explored multiple options and alternatives to create and enhance shareholder value. The Company held in-depth discussions with numerous potential counterparties regarding various strategic alternatives, and conducted parallel negotiations with certain third parties to seek to obtain consents for the transactions under consideration.

At the conclusion of the most recent discussions, the Board ultimately rejected a conditional indication of interest to acquire the Company for $9.00 per share in cash, which purported to range up to $11.00 per share in cash subject to conditions that the Board did not believe were likely to be satisfied. The Board did not believe this indication of interest was acceptable given the Board’s view of the value of the Company and its assets, and the Board’s belief that the Company can ultimately create more value for shareholders by executing a turnaround strategy as a public company under new leadership. As a result, the Board has concluded the formal strategic review process but remains committed to continuously evaluating all opportunities to enhance shareholder value.

Additional details about the strategic review and turnaround strategy will be provided on the Company’s earnings call today.

Leadership & Board Changes
Effective February 28, 2018, Lucinda “Cindy” M. Baier, Brookdale’s Chief Financial Officer, has been appointed as Brookdale’s President and Chief Executive Officer and as a member of the Board of Directors. Concurrently, T. Andrew Smith will step down from his role as President and Chief Executive Officer and as a member of the Board of Directors. Bryan Richardson, Executive Vice President and Chief Administrative Officer, will leave the Company effective March 9, 2018. Ms. Baier will continue to serve as Brookdale’s principal financial officer while the Company conducts a search for her replacement. The Company does not currently intend to replace Mr. Richardson’s position.

Additionally, Daniel A. Decker has informed the Board that he will retire from the Board, effective March 1, 2018, now that the strategic review process has been concluded. William G. Petty, Jr. has also informed the Board that he has retired from the Board effective February 21, 2018. The Board has elected Lee S. Wielansky, a Brookdale director since 2015, to serve as Non-Executive Chairman. The Board’s Nominating and Corporate Governance Committee intends to fill the vacant Board seats in due course.

Mr. Wielansky said, “It is time for meaningful change at Brookdale and the Board is committed to making sure the Company’s new strategic plan creates long-term value for our shareholders. We are fortunate to have someone with Cindy’s leadership, financial acumen and operational experience to take the helm as President and CEO at this critical juncture, and the Board is confident that she is the right person to guide a successful turnaround of our business. I want to extend the Board’s thanks to Andy and Bryan

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for their dedicated service to the Company, its associates and its residents, as well as to Dan, whose leadership and perspectives were very valuable to Brookdale. I also want to extend our thanks to Bill for his many valuable contributions to the Company.”

Ms. Baier said, “Brookdale has a strong foundation and rich history upon which we can build a successful future. I am eager and honored to accept this challenge and assume the responsibility of leading our 75,000 dedicated and caring associates in delivering our mission of enriching lives every day. As baby boomers continue to age and the industry rebounds over time, Brookdale will be well-positioned to return to growth and capture new opportunities. In 2018, we plan to further cut G&A expenses, enhance our real estate portfolio strategy and shift our efforts to winning locally while leveraging our industry-leading scale. I look forward to working closely with the Board and management team to execute on a range of initiatives that I believe will create sustainable value for shareholders.”

Ms. Baier concluded, “I am grateful that Andy brought me into Brookdale to be part of this inspiring, mission-driven organization. Dan, Bill, Andy, and Bryan have my best wishes in their future endeavors. We owe many thanks to them for their steadfast commitment to Brookdale’s stakeholders.”

About Lucinda “Cindy” M. Baier
Ms. Baier joined Brookdale as Chief Financial Officer in December 2015. Cindy is a proven, change-oriented executive who has demonstrated her abilities across multiple industries and leadership roles. In addition to experience as a seasoned CFO in several companies, she has had multi-billion dollar P&L responsibility; served as an executive officer of a Fortune 30 company; been the CEO for a publicly-traded retailer and has served for more than a decade as a Board member of multi-billion public and private companies, including serving as the Chairman of the Board. Cindy’s experience includes serving as the Senior Vice President and General Manager of Sears, Roebuck and Co.’s Credit and Financial Products business, serving as the Chairman of Sears National Bank, and serving on the Board of Directors for The Bon-Ton Stores and KKBS Group Holdings, LLC. She has served as the Chief Financial Officer of the following companies: Navigant Consulting, Inc., Central Parking System, Movie Gallery, Inc., and World Kitchen, LLC. Cindy previously served on the Board of Trustees of The Field Museum and on the Board of Directors for the National Association of Corporate Directors, Chicago Chapter. Cindy is a Certified Public Accountant and is a graduate of Illinois State University, with Bachelor and Master of Science degrees in Accounting.

About Lee S. Wielansky
Mr. Wielansky has more than 40 years of commercial real estate investment, management and development experience. Mr. Wielansky currently serves as Chairman and CEO of Opportunistic Equities, which specializes in low income housing. He has also served as Chairman and CEO of Midland Development Group, Inc., which he re-started in 2003 and focused on the development of retail properties in the mid-west and southeast. Prior to Midland, he served as President and CEO of JDN Development Company, Inc. and as a director of JDN Realty Corporation. Before joining JDN, he served as Managing Director – Investments of Regency Centers Corporation. Mr. Wielansky joined Brookdale’s Board of Directors in April 2015 and is an independent director. He also serves as Lead Trustee of Acadia Realty Trust and served as a director of Isle of Capri Casinos, Inc. from 2007 to 2017 and Pulaski Financial Corp. from 2005 to 2016. Mr. Wielansky received a bachelor's degree in Business Administration, with a major in Real Estate and Finance, from the University of Missouri – Columbia, where he is currently a member of the Strategic Development Board of the College of Business. He also serves on the Board of Directors of The Foundation for Barnes-Jewish Hospital.

Earnings Conference Call
Today Brookdale also announced in a separate press release its financial results for the fourth quarter and full year ended December 31, 2017. Brookdale's management will conduct a conference call to discuss these results and the matters described in this press release on February 22, 2018 at 9:00 AM ET. The conference call can be accessed by dialing (866) 900-2996 (from within the U.S.) or (706) 643-2685 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the "Brookdale Senior Living Fourth Quarter Earnings Call."

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A webcast of the conference call will be available to the public on a listen-only basis at www.brookdale.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available through the website for three months following the call.

For those who cannot listen to the live call, a replay will be available until 11:59 PM ET on March 7, 2018 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.) and referencing access code “9439517". A copy of this earnings release is posted on the Investor Relations page of the Brookdale website (www.brookdale.com).

About Brookdale Senior Living
Brookdale Senior Living Inc. is the leading operator of senior living communities throughout the United States. The Company is committed to providing senior living solutions primarily within properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents. Brookdale operates independent living, assisted living, and dementia-care communities and continuing care retirement centers, with approximately 1,023 communities in 46 states and the ability to serve approximately 101,000 residents as of December 31, 2017. Through its ancillary services program, the Company also offers a range of home health, hospice and outpatient therapy services. Brookdale's stock is traded on the New York Stock Exchange under the ticker symbol BKD.

Safe Harbor
Certain statements in this press release and the associated earnings conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements relating to our redefined strategy, including initiatives undertaken to execute on our strategic priorities and their intended effect on our results; our operational, sales, marketing and branding initiatives; our expectations regarding the economy, the senior living industry, senior housing construction, supply and competition, occupancy and pricing and the demand for senior housing; our expectations regarding our revenue, cash flow, operating income, expenses, capital expenditures, including expected levels and reimbursements and the timing thereof, expansion, redevelopment and repositioning opportunities, including Program Max opportunities, and their projected costs, cost savings and synergies, and our liquidity and leverage; our plans and expectations with respect to acquisition, disposition, development, lease restructuring and termination, financing, re-financing and venture transactions and opportunities (including assets held for sale, the pending transactions with HCP, Inc. and our plans to market in 2018 and sell approximately 30 owned communities), including the timing thereof and their effects on our results; our expectations regarding taxes, capital deployment and returns on invested capital, Adjusted EBITDA and Adjusted Free Cash Flow; our expectations regarding returns to stockholders, our share repurchase program and the payment of dividends; our ability to secure financing or repay, replace or extend existing debt at or prior to maturity; our ability to remain in compliance with all of our debt and lease agreements (including the financial covenants contained therein); our expectations regarding changes in government reimbursement programs and their effect on our results; our plans to expand our offering of ancillary services; and our ability to anticipate, manage and address industry trends and their effect on our business. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "could," "would," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "project," "predict," "continue," "plan," "target" or other similar words or expressions. These forward looking statements are based on certain assumptions and expectations, and our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the risk associated with the current global economic situation and its impact upon capital markets and liquidity; changes in governmental reimbursement programs; the risk of overbuilding, new supply and new competition; our inability to extend (or refinance) debt (including our credit and letter of credit facilities and our outstanding convertible notes) as it matures; the risk that we may not be able to satisfy the conditions precedent to exercising the extension options associated with certain of our debt agreements;

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events which adversely affect the ability of seniors to afford our resident fees or entrance fees; the conditions of housing markets in certain geographic areas; our ability to generate sufficient cash flow to cover required interest and long-term lease payments and to fund our planned capital projects; risks related to the implementation of our redefined strategy, including initiatives undertaken to execute on our strategic priorities and their effect on our results; the effect of our indebtedness and long-term leases on our liquidity; the effect of our non-compliance with any of our debt or lease agreements (including the financial covenants contained therein) and the risk of lenders or lessors declaring a cross default in the event of our non-compliance with any such agreements; the risk of loss of property pursuant to our mortgage debt and long-term lease obligations; the possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us; our determination from time to time to purchase any shares under our share repurchase program; our ability to fund any repurchases; our ability to effectively manage our growth; our ability to maintain consistent quality control; delays in obtaining regulatory approvals; the risk that we may not be able to expand, redevelop and reposition our communities in accordance with our plans; our ability to complete acquisition, disposition, lease restructuring and termination, financing, re-financing and venture transactions (including assets held for sale, the pending transactions with HCP, Inc. and our plans to market in 2018 and sell approximately 30 owned communities) on agreed upon terms or at all, including in respect of the satisfaction of closing conditions, the risk that regulatory approvals are not obtained or are subject to unanticipated conditions, and uncertainties as to the timing of closing, and our ability to identify and pursue any such opportunities in the future; our ability to successfully integrate acquisitions; competition for the acquisition of assets; our ability to obtain additional capital on terms acceptable to us; a decrease in the overall demand for senior housing; our vulnerability to economic downturns; acts of nature in certain geographic areas; terminations of our resident agreements and vacancies in the living spaces we lease; early terminations or non-renewal of management agreements; increased competition for skilled personnel; increased wage pressure and union activity; departure of our key officers and potential disruption caused by changes in management; increases in market interest rates; environmental contamination at any of our communities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against us; the cost and difficulty of complying with increasing and evolving regulation; unanticipated costs to comply with legislative or regulatory developments, including requirements to obtain emergency power generators for our communities; as well as other risks detailed from time to time in our filings with the Securities and Exchange Commission, including those set forth under "Item 1A. Risk Factors" contained in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this press release and/or associated earnings call. We cannot guarantee future results, levels of activity, performance or achievements, and we expressly disclaim any obligation to release publicly any updates or revisions to any of these forward-looking statements to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contacts for Brookdale Senior Living Inc.

Investor Relations:    (615) 564-8104
Ross Roadman        rroadman@brookdale.com
Kathy MacDonald    kathy.macdonald@brookdale.com

Media:            (615) 564-8225
Julie K. Davis        jkdavis@brookdale.com

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